UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2010

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   On October 7, 2010, the registrant entered into a Mutual Agreement and General Release and Waiver (“Agreement”) with Mr. Ralph E. Jones III, upon his resignation as the registrant’s President and Chief Operating Officer.

   Under the Agreement, Mr. Jones will receive three payments of $1,100,000 each, on October 31, 2010; March 31, 2011 and October 31, 2011.  In addition, Mr. Jones will receive the full employer subsidy portion of the monthly premiums for Executive’s family health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the twelve (12) month period commencing November 1, 2010 and expiring October 31, 2011.

     The full text of the Mutual Agreement and General Release and Waiver is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                  On October 11, 2010, the registrant announced that Joseph V. Taranto agreed to remain as Chairman and Chief Executive Officer of the registrant through December 31, 2012.  A copy of the news release announcing the decision is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

               In addition, the registrant announced the resignation, effective October 7, 2010, of its President and Chief Operating Officer, Ralph E. Jones III.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Mutual Agreement and General Release and Waiver between the registrant and Mr. Ralph E. Jones III dated October 7, 2010

99.1	News Release of the registrant, dated October 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated: October 14, 2010

EXHIBIT INDEX

Exhibit Number	Description of Document	Page No.

10.1	Mutual Agreement and General Release and Waiver between the registrant and Mr. Ralph E. Jones III dated October 7, 2010	5

99.1	News Release of the registrant, dated October 11, 2010	12